Exhibit 23.1 to
                                     Form S-3 Registration Statement


                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 21, 1995, on our audits of the consolidated financial statements of Gold Reserve Corporation as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report is incorporated by reference in this Form S-8. We also consent to the reference to our firm under the caption "Experts."


                                     Coopers & Lybrand L.L.P.


     Spokane, Washington
     July 17, 1995
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